Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Kelly Krueger
Weber Shandwick for Peet’s Coffee & Tea, Inc.
(415) 248-3415
kkrueger@webershandwick.com

PEET’S COFFEE & TEA, INC. ELECTS MICHAEL LINTON
TO BOARD OF DIRECTORS

EMERYVILLE, Calif. - March 29, 2005 - Peet’s Coffee & Tea, Inc. (NASDAQ: PEET), a specialty coffee roaster and marketer, today announced that Michael Linton, executive vice president, consumer and brand marketing, and chief marketing officer for Best Buy, was elected to Peet’s Board of Directors.   Linton was elected to fill the Board position recently vacated by former board member Christopher Mottern, who retired in December, 2004.

“We are extremely pleased that Mike has joined Peet’s Board,” said Jean-Michel Valette, chairman of the board, Peet’s Coffee & Tea, Inc. “His experience in building brands and consumer engagement across multiple channels of distribution is both rare and especially well suited to where Peet’s is going.  We welcome him with great enthusiasm.”

Linton serves as executive vice president and CMO of Best Buy and drives the company’s consumer and brand marketing strategies, including advertising, media, brand management, market research, promotions and events, communications and consumer relations. In addition to launching an award-winning advertising campaign, he and his team recently launched the company’s customer loyalty program which has developed as an effective promotional tool and attracted more than 4.4 million members. He joined Best Buy in 1999 as senior vice president of strategic marketing.

Before joining Best Buy, Linton served as vice president of marketing for Remington Products Corporation, where he spearheaded the introduction of Remington’s first ever high-end shaver line (Intercept) through developing new global packaging. Prior to that, he served as vice president and general manager for the James River Corporation, where he managed the towel and tissue category encompassing brands such as Quilted Northern Bath Tissue, Brawny Towels and Zee Towel and Tissue.  Linton also brings experience from his earlier marketing and brand management positions at Progressive Insurance Company and The Procter & Gamble Company.

Advertising Age named Linton one of the top 30 “Power Players” in marketing in October 2003 and October 2004. Linton resides in Minneapolis, MN and serves on the board of directors of the Walker Art Center.

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About Peet’s Coffee & Tea, Inc.
Founded in Berkeley, Calif. in 1966, Peet’s Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment.  Peet’s fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and company-owned stores throughout the United States. Peet’s is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction.  For information about Peet’s Coffee & Tea, Inc., visit www.peets.com or call 1-800-999-2132.  Peet’s Coffee & Tea, Inc. shares are traded under the symbol PEET.

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This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management, including financial and operational information and current competitive conditions.  As a result, these statements are subject to various risks and uncertainties.  The Company’s actual results could differ materially from those set forth in forward-looking statements depending on a variety of factors including, but not limited to, risks arising from accounting adjustments; the Company’s ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers’ tastes and preferences; and competition in its market as well as other risk factors as described more fully in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended January 2, 2005.  These factors may not be exhaustive.  The Company operates in a continually changing business environment, and new risks emerge from time to time.  Any forward-looking statements speak only as of the date of this press release.